Exhibit 10.38

QUOTA SHARE RETROCESSION AGREEMENT

This Quota Share Retrocession Agreement (“Agreement”), effective as of January 1, 2002, is made and entered into by and between ACE CAPITAL RE OVERSEAS LTD. (the “Retrocedent”), an insurance company registered and licensed under the laws of the Islands of Bermuda, and ACE AMERICAN INSURANCE COMPANY (the “Retrocessionaire”), a Pennsylvania insurance company.

In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Retrocedent and the Retrocessionaire agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1. Definitions. For all purposes with regard to this Agreement, (i) unless otherwise defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Individual Disability Income Stop Loss Reinsurance Treaty dated as of January 1, 1999 by and between Guardian Life Insurance Company of America (the “Original Reinsured”) and the Retrocedent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof (the “Underlying Treaty”, a copy of which is attached hereto as Exhibit I), and (ii) all accounting terms shall have the meanings assigned to them under generally accepted accounting principles (“GAAP”).

Section 1.2. Headings. All captions, headings or titles preceding any Section or Article in this Agreement are solely for convenience of reference and are not part of this Agreement and shall not affect its meaning, construction or effect.

ARTICLE 2

TERM

Section 2.1. Term. The term of this Agreement (the “Retrocession Term”) shall commence at 12:01 a.m., eastern standard time, on January 1, 2002 (the “Effective Date”) and shall remain in force until all of the Retrocedent’s obligations under the Underlying Treaty have been discharged.

ARTICLE 3

TYPE

Quota share retrocession.

ARTICLE 4

COVERAGE; REIMBURSEMENT OF EXPENSES

The Retrocedent hereby cedes to the Retrocessionaire, and the Retrocessionaire hereby assumes as reinsurance from the Retrocedent and agrees to pay Retrocedent, (i) 100% of Reinsurance Amounts paid by the Retrocedent under the Underlying Treaty in respect of Retroceded Claim Inception Years, net of reinsurance paid by the Excess Retrocessionaires under the Excess Agreements to the extent such reinsurance is attributable to Retroceded Claim Inception Years, (ii) 100% of Return Premiums paid by the Retrocedent under the Underlying Treaty in respect of Retroceded Claim Inception Years, (iii) the portion of any Downgrade Amount paid by the Retrocedent under the Underlying Treaty that is attributable to Retroceded Claim Inception Years and (iv) the portion of any Experience Refund paid by the Retrocedent under the Underlying Treaty that is attributable to Retroceded Claim Inception Years.

The Retrocessionaire shall reimburse the Retrocedent for 100% of allocated loss adjustment expenses, expenses paid with respect to the Premium Trust Account and expenses paid with respect to trust accounts established or letters of credit delivered in accordance with Article 10 of the Underlying Treaty, in each case, to the extent such expenses are incurred on or after the Effective Date.

The Retrocessionaire shall also reimburse the Retrocedent for 100% of the retrocession premium paid to the Excess Retrocessionaires in respect of the Retroceded Claim Inception Years under the Excess Agreements.

“Retroceded Claim Inception Years” means the 2002 Claim Inception Year and each subsequent Claim Inception Year during the Term of the Underlying Treaty.

“Excess Retrocessionaires” means ACE Bermuda Insurance Ltd. and London Life & Casualty Reinsurance Corporation.

“Excess Agreements” means (i) the Excess of Loss Reinsurance Agreement dated as of January 1, 1999 between the Retrocedent and ACE Bermuda Insurance Limited and (ii) the Excess of Loss Reinsurance Agreement dated as of January 1, 1999 between the Retrocedent and London Life & Casualty Reinsurance Corporation, copies of which have been delivered to the Retrocessionaire.

2

ARTICLE 5

RETROCESSION PREMIUM; FUNDS WITHHELD ACCOUNT; EXCESS AMOUNT

Section 5.1. Retrocession Premium. The Retrocedent shall pay to the Retrocessionaire for each Retroceded Claim Inception Year during the Retrocession Term a retrocession premium (the “Retrocession Premium”) equal to the Reinsurance Premium paid to the Retrocedent under the Underlying Treaty in respect of each such Retroceded Claim Inception Year. The Retrocession Premium shall be payable on the date that the Retrocedent receives the Reinsurance Premium from the Original Reinsured, but shall be paid on a funds withheld basis.

Section 5.2. Funds Withheld Account. The Retrocedent shall calculate a notional account (the “Funds Withheld Account”) and shall (A) credit thereto (i) the Retrocession Premiums and (ii) interest at the Earned Rate on the average daily balance of the Funds Withheld Account during each calendar quarter and (B) debit therefrom the Permitted Debits (as defined below). For purposes of calculating such interest, interest shall be credited to the Funds Withheld Account on the last day of each calendar quarter, Retrocession Premiums shall be credited to the Funds Withheld Account on the dates payable, and Permitted Debits shall be debited on the dates the corresponding amounts owed by the Retrocedent to the Original Reinsured are withdrawn from the Premium Trust Account. The balance of the Funds Withheld Account shall be payable to the Retrocessionaire within five (5) business days of the date on which the Retrocedent has no further liability under the Underlying Treaty.

“Earned Rate” means, with respect to a quarter, the book yield plus realized gains and losses for such quarter on the portfolio of assets held in the Premium Trust Account.

Section 5.3. Excess Amount. In the event the Original Reinsured pays any Excess Amount to the Retrocedent, the Retrocedent shall promptly pay to the Retrocessionaire the portion of the Excess Amount that is attributable to Retroceded Claim Inception Years.

ARTICLE 6

RIGHTS AND SETTLEMENTS

The Retrocessionaire agrees to abide by the claim settlements of the Retrocedent. The Retrocedent shall be the sole judge of:

A.                                  The interpretation of the Underlying Treaty;

B.                                    What shall constitute a claim under the Underlying Treaty; and

C.                                     The Retrocedent’s liability under the Underlying Treaty and the proper amounts for the Retrocedent to pay thereunder.

3

ARTICLE 7

REPORTS AND REMITTANCES

Section 7.1. Reports Received from Original Reinsured. Within five (5) business days of receipt by the Retrocedent, the Retrocedent shall deliver to the Retrocessionaire copies of the reports required under Article 9 of the Underlying Treaty.

Section 7.2. Quarterly Report. Within 30 days following the end of each calendar quarter during the Retrocession Term, the Retrocedent will prepare and deliver to the Retrocessionaire a report (the “Quarterly Report”) containing information relevant to the calculation of the amount owed by or to the Retrocessionaire hereunder in respect of such calendar quarter as well as a statement of the Earned Rate in respect of such calendar quarter and the balance of the Funds Withheld Account as at the end of such calendar quarter (which report shall be in such form as the Retrocedent and the Retrocessionaire shall reasonably agree).

Section 7.3. Permitted Debits. Amounts payable by the Retrocessionaire hereunder in respect of Return Premiums, Downgrade Amount and/or Experience Refund shall be debited from the Funds Withheld Account to the extent the Retrocedent is permitted to use funds in the Premium Trust Account to pay amounts owed by the Retrocedent to the Original Reinsured in respect of such Return Premiums, Downgrade Amount and/or Experience Refund (such amounts, the “Permitted Debits”).

Section 7.4. Remittances. Net payments owed to the Retrocessionaire shall accompany the Quarterly Report. Net payments owed to the Retrocedent shall be made within five (5) business days of delivery of the Quarterly Report; provided, however, at the option and upon the demand of the Retrocedent, when the amount due from the Retrocedent exceeds $100,000, the Retrocedent shall be paid by wire transfer of same day federal funds within two business days following the date of receipt by the Retrocessionaire of a special loss accounting.

ARTICLES 8

GENERAL CONDITIONS

Section 8.1. Follow the Fortunes. This Agreement is based on the original terms of the Underlying Treaty so that the Retrocessionaire’s rights and obligations vis-à-vis the Retrocedent with respect to the reinsurance provided under this Agreement shall, subject to the terms of this Agreement, follow the fortunes of the Retrocedent in all respects under the Underlying Treaty.

Section 8.2. No Third Party Rights. Nothing herein shall be construed to expand the liability of the Retrocessionaire beyond what is specifically assumed under this Agreement by creating in any third party any rights hereunder.

4

Section 8.3. Insolvency. In the event of the insolvency of the Retrocedent, this reinsurance shall be payable directly to the Retrocedent, or its liquidator, receiver, conservator or statutory successor immediately upon demand on the basis of the liability of the Retrocedent without diminution because of the insolvency of the Retrocedent or because the liquidator, receiver, conservator or statutory successor of the Retrocedent has failed to pay all or a portion of any claim. It is agreed, however, that within a reasonable time the liquidator, receiver, conservator or statutory successor of the Retrocedent shall give written notice to the Retrocessionaire of the pendency of a claim against the Retrocedent under the Underlying Treaty. During the pendency of such claim, the Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Retrocedent or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Retrocessionaire shall be chargeable, subject to the approval of the court, against the Retrocedent as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Retrocedent solely as a result of the defense undertaken by the Retrocessionaire.

Section 8.4. Access to Records. The Retrocessionaire or its duly authorized representative shall have access to and the right to inspect the books and records of the Retrocedent at all reasonable times for the purpose of obtaining information concerning this Agreement, the Underlying Treaty or the subject matter hereof.

Section 8.5. Offset. The Retrocessionaire or the Retrocedent may offset any balance(s) due from one party to the other under this Agreement or any other agreement exclusively between the parties hereto. The party asserting the right of offset may exercise such right at any time whether the balance(s) due are on account of premiums or losses or otherwise. In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable law.

Section 8.6. Errors and Omissions. Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified as soon as possible after discovery.

Section 8.7. Governing Law. This Agreement shall be governed by and is to be construed in accordance with the laws of the State of New York without giving effect to choice of law provisions and rules thereof.

Section 8.8. Arbitration. Any dispute or other matter in question relating to this Agreement that cannot be resolved by the Retrocedent and the Retrocessionaire arising out of, or relating to, the formation, interpretation, performance or breach of this Agreement, whether such dispute arises before or after termination of this Agreement, will be subject to arbitration. Arbitration will be initiated by the delivery of a written notice of demand for

5

arbitration by one party to the other within a reasonable time after the dispute has arisen and cannot be otherwise settled by the parties.

Within thirty (30) days of receipt of notice of arbitration, each party will appoint a disinterested individual as arbitrator and the two so appointed will then appoint a third arbitrator who will serve as the umpire. If either party fails to appoint an arbitrator within thirty (30) days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within fifteen (15) days of the date on which the second arbitrator was appointed, the parties shall employ the ARIAS-U.S. Umpire Appointment Procedures to appoint the third arbitrator. If the ARIAS-U.S. Umpire Appointment Procedures have been terminated, the parties shall jointly petition the American Arbitration Association to appoint the third arbitrator. The arbitrators will be active or retired officers of insurance or reinsurance companies who do not have a personal or financial interest in the result of the arbitration and who are not past or current officers, employees or directors of the Retrocedent, the Retrocessionaire or their respective affiliates.

The arbitration hearings will be held in New York, New York, or such other place as the parties may mutually agree. Within thirty (30) days after appointment of the third arbitrator, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The decision of the panel shall be rendered within forty-five (45) days following the termination of the hearings.

In making its decision, the panel shall consider the customs and practices of the reinsurance industry. The arbitrators will not be obliged to follow judicial formalities or the rules of evidence except to the extent required by the laws of the State of New York. Insofar as the arbitration panel looks to substantive law, it shall consider the laws of the State of New York. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate. Judgment upon the award may be entered in any court having jurisdiction thereof. The substantive laws of the State of New York, without regard to its conflict of laws rules, will govern any action or suit brought to compel any such arbitration or to enforce any award rendered pursuant to such arbitration.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

Except as provided above, arbitration will be based, to the extent applicable, upon ARIAS-U.S. procedures.

The procedures specified in this Section will be the sole and exclusive procedures for the resolution of irreconcilable disputes between the parties arising out of or relating to this Agreement.

6

This Section shall survive the termination of this Agreement.

Section 8.9. Service of Suit. Each party hereby irrevocably submits to the nonexclusive jurisdiction of any Federal or State of New York court sitting in the State of New York over any suit, action or proceeding relating to the enforcement of the parties’ agreement to arbitrate or the enforcement of an arbitral award. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum. Each party agrees that a final judgment, not subject to any further appeal, in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and will be given effect in its state or country of domicile, as applicable, to the fullest extent permitted by applicable law and may be enforced in any Federal or State of New York court sitting in the State of New York, by a suit upon such judgment, provided that service of process is effected upon it as specified in this Section or as otherwise permitted by law. Nothing herein shall be deemed to limit or waive a party’s right to remove a suit, action or proceeding to Federal court.

Further, each party hereby designates the Superintendent of Insurance of the State of New York, or his successor or successors in office, as the true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the other party under this Agreement and arising out of this Agreement, and hereby designates the person named in the “Notice” provision of this Agreement as the person to whom the Superintendent or such successor is authorized to mail such process or a true copy thereof.

Each party hereby consents to process being served in any suit, action or proceeding of the nature referred to above in any Federal or State of New York court sitting in the State of New York by service of process as set forth above; provided that, to the extent lawful and possible, written notice of said service shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the other party at its address specified herein or to any other address of which such party shall have given notice. Each party irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such party.

Service of process may be affected in any other manner permitted by law. Nothing in this Section shall limit the right of a party to bring proceedings against the other party in any court having jurisdiction over such other party and such proceeding for the purpose of enforcing the parlies’ agreement to arbitrate or to enforce an arbitral award.

Section 8.10. Notice. As used in this Agreement, notice shall mean any and all notices, requests, demands or other communications required or permitted to be given hereunder.

7

All notices shall be in writing and shall be (i) delivered personally, (ii) sent by an overnight delivery service, or (iii) sent by confirmed facsimile transmission, addressed to the parties at the addresses set forth below. Any such notice shall be deemed given (i) in the case of personal delivery, when so delivered personally, (ii) if sent by overnight delivery service, one day after delivery of such notice to such service, and (iii) if sent by confirmed facsimile transmission, at the time of transmission.

If to the Retrocedent:

ACE Capital Re Overseas Ltd.

Victoria Hall

11 Victoria Street

PO Box HM 1826

Hamilton, Bermuda HM HX

Facsimile: 441-292-1563

Attention: Corporate Secretary

with a copy to:

ACE Capital Re Inc.

1325 Avenue of the Americas

New York, New York 10019

Telephone: 212-974-0100

Facsimile:   212-581-3268

Attention: General Counsel

If to the Retrocessionaire:

ACE American Insurance Company

c/o ACE Financial Solutions Inc.

1133 Avenue of the Americas

New York, NY 10036

Telephone: 212-642-7800

Facsimile: 212-642-7801

Attention: President

The Retrocedent and the Retrocessionaire shall provide each other with wiring instructions for monies to be transferred under this Agreement promptly after execution of this Agreement and at the time of any change in such instructions.

Section 8.11. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party.

8

Section 8. 12. Amendments. This Agreement may not be modified or amended except by mutual written consent of the parties.

Section 8.13. Changes to Underlying Treaty. The Retrocedent shall not amend, modify or supplement the Underlying Treaty without the prior written consent of the Retrocessionaire.

Section 8.14. Waivers. The terms of this Agreement may be waived only with the written consent of the party waiving compliance. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 8.15. Entire Agreement; Rights and Remedies. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior written and oral statements with respect hereto. The rights and remedies provided herein are cumulative and are not exclusive or any rights or remedies that any party may have at law or in equity.

Section 8.16. Counterparts. This Agreement may be executed in any number or counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been signed by a duly authorized officer of each of the parties on the respective dates set forth below.

ACE CAPITAL RE OVERSEAS LTD.

By:	/s/ Rebecca L. Carne
	Name:	Rebecca L. Carne
	Title:	Director
	Date:	4/2/02

ACE AMERICAN INSURANCE COMPANY

By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	[ILLEGIBLE]
Date:

9

EXHIBIT I

[Underlying Treaty]

10

Exhibit I

INDIVIDUAL DISABILITY INCOME
STOP LOSS REINSURANCE TREATY

This Individual Disability Income Stop Loss Reinsurance Treaty (this “Treaty”), dated as of January 1, 1999, is made and entered into by and between The Guardian Life Insurance Company of America (the “Company”) and KRE Reinsurance Ltd. (the “Reinsurer”).

In consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth, the Reinsurer and the Company agree as follows:

ARTICLE 1
DEFINITIONS

For all purposes with regard to this Treaty, (i) the following terms shall have the respective meanings assigned to them and shall include the plural as well as the singular, (ii) all accounting terms, including those involving premium and claim calculations, shall have the meanings assigned to them under generally accepted accounting principles and (iii) all premium and claim calculations shall be computed net of any reinsurance covering the Covered Policies (other than the reinsurance provided hereunder), whether or not recoverable:

A.           “Actual Claims Incurred” means, with respect to a Claim Inception Year, the sum of (i) the present value of disability benefits (excluding premiums waived on account of disability) paid by the Company in respect of Claims Incepted in such Claim Inception Year during the period commencing on January 1 of such Claim Inception Year and ending five years following the December 31 of such Claim Inception Year and (ii) the present value of the Claim Reserve established by the Company as of the date five years following the December 31 of such Claim Inception Year with respect to Claims Incepted in such Claim Inception Year, where all present values are computed as of January 1 of such Claim Inception Year at a 6% annual effective rate of interest.

B.             “Attachment Point” means, with respect to a Claim Inception Year, 150% of Planned Claims for such Claim Inception Year.

C.             “Automatic Termination Date” has the meaning set forth in Article 4.

D.            “Claim Inception Year” means a calendar year during the Term.

E.              “Claim Reserve” means, with respect to Claims Incepted in a Claim Inception Year, the actuarial present value of future benefit amounts due on claims, computed (i) at an effective annual rate of interest of 6% and (ii) using 100% of the 1985 Commissioners’ Individual Disability Income Table A for claim termination rates, as such actuarial present value is reduced or increased in accordance with such adjustments as are agreed in writing by the parties hereto from time to time.

F.              “Claims Incepted” means, with respect to a Claim Inception Year, all claims under Covered Policies for disabilities that occur in such Claim Inception Year with respect to which the Company admits liability for payment, whether or not any payment is made by the Company in such Claim Inception Year.

G.             “Company” has the meaning set forth in the introductory paragraph.

H.            “Covered Policies” has the meaning set forth in Article 2.

I,                 “Deposit Premium” has the meaning set forth in Article 5.

J,                “Downgrade Amount” has the meaning set forth in Article 4.

K.            “Downgrade Termination Date” has the meaning set forth in Article 4.

L.              “Early Termination Date” has the meaning set forth in Article 4.

M.         “Effective Date” means 12:01 a.m., eastern standard time, on January 1, 1999.

N.            “Excess Amount” has the meaning set forth in Article 4.

O.            “Excluded Claim Inception Year” has the meaning set forth in Article 5.

P.              “Final Amount” has the meaning set forth in Article 4.

Q.            “Maximum Benefits” means the maximum disability benefits under Covered Policies in force at the Effective Date or issued during the Term (inclusive of any future increases in benefits permitted under the terms of any Covered Policy), as set forth in Appendix A hereto.

R.             “New Policy Exclusion Right” has the meaning set forth in Article 2.

S.              “Non-Payment Termination Date” has the meaning set forth in Article 4.

T.             “Planned Claims” means, (i) with respect to the 1999 Claim Inception Year, 192% of the arithmetic average of the amounts obtained by applying, in a manner consistent with actuarial standards of practice, the 1985 Commissioners’ Individual Disability Table A at 5.5% interest (computed from the beginning of calendar year 1999) to the census of Covered Policies in force as of the end of calendar year 1999 and to the census of Covered Policies in force as of the beginning of calendar year 1999 and (ii) with respect to all subsequent Claim Inception Years, the amount obtained pursuant to a method (x) developed by the Company and communicated to the Reinsurer no later than June 30, 2000 (which method shall be consistent with actuarial standards of practice) and (y) agreed to by the Reinsurer no later than July 31, 2000.

U.            “Premium Trust Account” means the account established with the Trustee to hold all Reinsurance Premiums payable under this Treaty.

V.             “Premium Trust Agreement” means the agreement among the Company, the Reinsurer and the Trustee concerning the Premium Trust Account, in substantially the form attached hereto as Appendix B.

W.        “Reinsurance Amount” has the meaning set forth in Article 3.

X.            “Reinsurance Premium” has the meaning set forth in Article 5.

Y.             “Reinsurance Premium Settlement Date” has the meaning set forth in Article 5.

Z.             “Reinsurer” has the meaning set forth in the introductory paragraph.

AA.      “Reinsurer Downgrade” means the Reinsurer’s financial strength rating by Standard & Poors Rating Group, a division of McGraw Hill, Inc., is downgraded below “A-”.

BB. “Reserve Amount” has the meaning set forth in Article 10.

CC. “Return Premium” has the meaning set forth in Article 5.

DD. “Term” has the meaning set forth in Article 4.

EE. “Treaty” has the meaning set forth in the introductory paragraph.

FF. “Trustee” means The Chase Manhattan Bank.

ARTICLE 2
BUSINESS REINSURED

The business reinsured hereunder consists of (i) all individual disability income insurance policies issued by the Company and in force as of the Effective Date and (ii) all individual disability income insurance policies issued by the Company during the Term, other than such policies that are issued during a calendar year in which the Reinsurer exercises its New Policy Exclusion Right or any calendar year thereafter (the “Covered Policies”).

The Reinsurer shall have the right (the “New Policy Exclusion Right”), exercisable upon written notice delivered to the Company at least 90 days prior to the beginning of a calendar year, to exclude from Covered Policies all individual disability income insurance policies issued by the Company during such calendar year and during each subsequent calendar year of the Term.

ARTICLE 3

COVERAGE

A.           In the event Actual Claims Incurred in any Claim Inception Year is in excess of the Attachment Point for such Claim Inception Year, the Reinsurer shall pay to the Company the amount of such excess, subject to (i) a limit of liability equal to 75% of Planned Claims for such Claim Inception Year and (ii) a limit of liability equal to $150 million for the Term; provided, however, that the Reinsurer shall have no liability for Actual Claims Incurred in any Excluded Claim Inception Year (such excess, subject to such limits, is referred to herein as the “Reinsurance Amount”).  In no event shall the Reinsurer be obligated to pay more than $150 million to the Company under this Treaty.

B.             The Reinsurance Amount in respect of each Claim Inception Year shall be payable by the Reinsurer no later than 60 days following the December 31 which is five years following the December 31 of such Claim Inception Year.

ARTICLE 4
TERM

A.           The term of this Treaty (the “Term”) shall commence on the Effective Date and terminate on the earliest to occur of (i) 11:59 p.m., eastern standard time, on December 31, 2008, (ii) the Early Termination Date, (iii) the Non-Payment Termination Date, (iv) the Automatic Termination Date and (v) the Downgrade Termination Date. The provisions of this Treaty that provide for the performance of obligations at a date subsequent to the end of the Term shall survive the termination of this Treaty.

B.             The Reinsurer shall have the right, exercisable as of any December 31 occurring on or after December 31, 2001, to terminate coverage hereunder for all calendar years commencing thereafter, by giving at least 180 days’ prior written notice to the Company thereof (such December 31 is referred to herein as the “Early Termination Date”). The exercise of such right shall not relieve the Reinsurer of liability for the Reinsurance Amount in respect of Claim Inception Years ended on or prior to the Early Termination Date.

C.             In the event the Company fails to transfer the Reinsurance Premium to the Trustee for deposit in the Premium Trust Account in accordance with Article 5 and such failure is not remedied within 30 days of the date written notice of such failure is delivered to the Company by the Reinsurer, the Reinsurer shall have the right (but not the obligation) to terminate coverage as of the December 31 immediately preceding the date of delivery of such notice (such December 31 is referred to herein as the “Non-Payment Termination Date”). The exercise of such right shall not relieve the Reinsurer of liability for the Reinsurance Amount in respect of Claim Inception Years ended on or prior to the Non-Payment Termination Date. In the event the Reinsurer exercises such right, it shall direct the Trustee to return to the Company any portion of Reinsurance Premium previously transferred by the Company to the Trustee for deposit in the Premium Trust Account in respect of such Claim Inception Year. The Company shall not be relieved of its obligation to pay the Reinsurance Premium in accordance with Article 5 in the event the Reinsurer does not exercise its right to terminate coverage as provided in this Section C.

D.            In the event (i) the Company fails to develop and communicate to the Reinsurer, on or before June 30, 2000, a methodology for determining “Planned Claims” for all Claim Inception Years subsequent to the 1999 Claim Inception Year or (ii) the Company develops such a methodology but the Reinsurer gives written notice to the Company that it does not agree with such methodology (which notice shall be provided no later than July 31, 2000), this Treaty shall automatically terminate with respect to all Claim Inception Years subsequent to the 1999 Claim Inception Year (June 30, 2000, in the case of clause (i), or the date of such written notice, in the case of clause (ii), being referred to herein as the “Automatic Termination Date”).  Such termination shall not relieve the Reinsurer of liability for the Reinsurance Amount in respect of the 1999 Claim Inception Year.  In the event of such a termination, the Reinsurer shall direct the Trustee to return to the Company any Reinsurance Premium previously transferred by the Company to the Trustee for deposit in the Premium Trust Account in respect of Claim Inception Years subsequent to the 1999 Claim Inception Year.

E.              In the event the Reinsurer fails to deliver, in accordance with Section C of Article 8, a guarantee, evidence that a third party reinsurer has agreed to assume or reinsure the obligations of the Reinsurer hereunder on a stand-by basis, or a letter of credit securing the obligations of the Reinsurer under this Treaty within 30 days of the date of a Reinsurer Downgrade, the Company shall have the right (but not the obligation) to terminate coverage as of such 30th day (such 30th day is referred to herein as the “Downgrade Termination Date”).  In the event of such a termination, (x) the Reinsurer shall direct the Trustee to make a payment to the Company in an amount equal to (i) the Reinsurance Premiums previously transferred by the Company to the Trustee for deposit in the Premium Trust Account in respect of Claim Inception Years (other than Excluded Claim Inception Years) that have not settled prior to the Downgrade Termination Date plus (ii) interest thereon at the rate of 6% compounded annually from the date of deposit to the Downgrade Termination Date and (y) the Company shall be entitled to draw on any letters of credit established pursuant to Article 10B hereof, withdraw the assets from any trust account established pursuant to Article 10B hereof and/or reduce to zero any amount deposited by the Reinsurer with the Company pursuant to Article 10B hereof.  Upon receipt by the Company of the amounts described in the preceding sentence, the Reinsurer shall be released from all further liability hereunder, other than the obligation of the Reinsurer to pay the Experience Refund to the Company in accordance with Article 6 hereof. No later than 60 days following December 31 of the fifth year following the last Claim Inception Year completed prior to the Downgrade Termination Date, the Company shall calculate the Final Amount. In the event the amount received by the Company pursuant to clauses (x) and (y) of the second sentence of this Section (the “Downgrade Amount”) exceeds the Final Amount, the Company shall pay such excess (the “Excess Amount”) to the Reinsurer.  “Final Amount” means the sum of the Reinsurance Amounts for Claim Inception Years (other than Excluded Claim Inception Years) completed prior to the Downgrade Termination Date that would have been payable after the Downgrade Termination Date but for the termination pursuant to this Section.

ARTICLE 5
PREMIUM TRUST ACCOUNT; REINSURANCE PREMIUM

A.           The Reinsurer and the Company shall enter into the Premium Trust Agreement contemporaneously with or promptly following the execution of this Treaty.  All Reinsurance Premium shall be transferred by the Company to the Trustee for deposit in the Premium Trust Account. For the avoidance of doubt, no Reinsurance Premium shall be payable directly to the Reinsurer.  All amounts held in the Premium Trust Account shall be payable to the Company or the Reinsurer in accordance with the terms hereof and of the Premium Trust Agreement.  Withdrawals from, and substitutions of assets held in, the Premium Trust Account shall be effected in accordance with the procedures set forth in Section 2 of the Premium Trust Agreement.  The Reinsurer shall be entitled to direct the investment of the assets in the Premium Trust Account. Upon satisfaction of the Reinsurer’s obligations hereunder, all amounts remaining in the Premium Trust Account shall be payable to the Reinsurer, and the Company shall direct the Trustee to promptly pay such amounts to the Reinsurer.

B.             The reinsurance premium payable with respect to each Claim Inception Year (the “Reinsurance Premium”) shall be equal to the greater of (i) $2.5 million and (ii) an amount equal to 2% of the premiums earned by the Company during such Claim Inception Year with respect to Covered Policies. The Reinsurance Premium shall be payable at the times and in the manner described in Sections C and D of this Article 5.  Premiums shall be deemed to be earned by the Company in accordance with generally accepted accounting principles.

C.             No later than 10 days following the date of execution of the Premium Trust Agreement by both parties (with respect to the 1999 Claim Inception Year) and no later than 30 days after the commencement of each Claim Inception Year (with respect to all other Claim Inception Years), the Company shall transfer to the Trustee, for deposit in the Premium Trust Account, a deposit premium (the “Deposit

Premium”). The Deposit Premium for any Claim Inception Year shall be equal to the greatest of (i) $2.5 million, (ii) an amount equal to 2% of the Company’s good faith estimate of the premiums to be earned by it during such Claim Inception Year with respect to Covered Policies and (iii) for all Claim Inception Years other than the 1999 Claim Inception Year, an amount equal to 2% of 90% of the premiums earned by the Company during the immediately preceding Claim Inception Year with respect to Covered Policies.

D.            No later than 60 days after the end of each Claim Inception Year (the “Reinsurance Premium Settlement Date”), the Company shall, if necessary, transfer funds to the Trustee for deposit in the Premium Trust Account, or if necessary, the Reinsurer shall direct the Trustee to make a payment to the Company from the Premium Trust Account so as to reconcile the difference between the Deposit Premium paid with respect to such Claim Inception Year and the Reinsurance Premium payable with respect to such Claim Inception Year.

E.              The Company shall have the right, but not the obligation, to release the Reinsurer from all liability to pay the Reinsurance Amount with respect to any Claim Inception Year by delivering written notice thereof to the Reinsurer no later than 60 days following the end of such Claim Inception Year; provided, however, that the Company may exercise such right with respect to the 1999 Claim Inception Year without condition but may exercise such right with respect to any Claim Inception Year subsequent to the 1999 Claim Inception Year only if the Company has exercised such right with respect to the immediately preceding Claim Inception Year (any Claim Inception Year with respect to which the Company has exercised such right is referred to herein as an “Excluded Claim Inception Year”). In the event the Company exercises such right with respect to a Claim Inception Year, the Reinsurer shall direct the Trustee to make a payment to the Company from the Premium Trust Account, on or before the later to occur of (i) the Reinsurance Premium Settlement Date with respect to such Claim Inception Year and (ii) that date that is 30 days following the date of such notice, in an amount (the “Return Premium”) equal to 25% of the Reinsurance Premium payable in respect of such Claim Inception Year. The exercise by the Company of such right shall not relieve either party of its obligation to comply with Section D of this Article.

ARTICLE 6
EXPERIENCE REFUND

No later than 60 days following the December 31 which is five years following the last day of the Term (or, in the event the Term terminates pursuant to Section E of Article 4, no later than 60 days following December 31 of the fifth year following the last Claim Inception Year completed prior to the Downgrade Termination Date), the Reinsurer shall pay to the Company an Experience Refund, calculated as set forth below, plus interest at the rate of 6% compounded annually from the last day of the Term to the date of payment. To the extent funds remain in the Premium Trust Account on the date the Experience Refund is to be paid, the Reinsurer shall direct the Trustee to make a payment to the Company from the Premium Trust Account in an amount equal to the Experience Refund. To the extent the Experience Refund exceeds the funds remaining in the Premium Trust Account, the Reinsurer shall make direct payment to the Company of such excess. The Experience Refund is equal to:

1)              all Reinsurance Premium payable by the Company under this Treaty, minus

2)              all Return Premiums payable by the Reinsurer under this Treaty, minus

3)              all Reinsurance Amounts payable by the Reinsurer under this Treaty, minus

4)              in the event the Term terminates pursuant to Section E of Article 4, the Downgrade Amount, plus

5)              in the event the Term terminates pursuant to Section E of Article 4, the Excess Amount, minus

6)              an amount equal to 1.6% of premiums earned by the Company with respect to the Covered Policies during each Claim Inception Year that is not an Excluded Claim Inception Year (or, in the event the Term terminates pursuant to Section E of Article 4, an amount equal to 1.6% of premiums earned by the Company with respect to the Covered Policies during each Claim Inception Year that has settled prior to the Downgrade Termination Date).

ARTICLE 7
EXCLUSIONS

This Treaty does not cover:

A.           individual disability income policies purchased by the Company or assumed by the Company as reinsurance, unless the Reinsurer gives its prior written consent to the inclusion of such policies;

B.             policies issued by the Company not included in Covered Policies;

C.             provisions contained in Covered Policies (including in riders to Covered Policies) issued after the Effective Date that provide coverage for risks other than disability risks, to the extent that, in the Reinsurer’s reasonable opinion, coverage for such other risks constitutes more than a de minimus portion of the total coverage provided by such Covered Policies;

D.            disability benefits in excess of the Maximum Benefits;

E.              bad faith, punitive damages or any other extra-contractual liability asserted against the Company, its officers, directors, employees or agents;

F.              allocated or unallocated claim adjustment expenses;

G.             any payment by the Company in excess of its contractual obligations under the Covered Policies; and

H.            all liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of any insurer, or its successors or assigns, which has been declared by the competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

ARTICLE 8
REPRESENTATIONS, WARRANTIES AND COVENANTS

A.           Prior to the date which is five years following the end of the Term, the Company shall not recapture, amend, modify or terminate any reinsurance covering the Covered Policies without the prior written consent of the Reinsurer.

B.             Prior to the date which is five years following the end of the Term, the Company shall not purchase any reinsurance covering the Covered Policies without the prior written consent of the Reinsurer, other than reinsurance which covers (i) Claims Incepted in an Excluded Claim Inception Year or (ii) Claims Incepted in a year occurring after the end of the Term.

C.             In the event of a Reinsurer Downgrade, the Reinsurer shall deliver to the Company (i) a guarantee from Capital Re Corporation (or other entity satisfactory to the Company), in form and substance satisfactory to the Company, guaranteeing the obligations of the Reinsurer under this Treaty, (ii) evidence, in form and substance satisfactory to the Company, that a third party reinsurer, acceptable to the Company, has agreed to assume or reinsure on a stand-by basis the obligations of the Reinsurer under this Treaty or (iii) a letter of credit, in form and substance satisfactory to the Company, issued by a bank satisfactory to the Company, securing the obligations of the Reinsurer under this Treaty.

ARTICLE 9
REPORTS

Within 30 days following the end of each calendar quarter during the Term and the five-year period following the end of the Term, the Company shall render a bordereau to the Reinsurer showing for such calendar quarter;

1)              premiums earned by the Company during such calendar quarter with respect Covered Policies (provided that this information need only be provided for calendar quarters during the Term);

2)              disability payments made by the Company during such calendar quarter with respect to Covered Policies, segregated by Claim Inception Year; and

3)              the Claim Reserve for each Claim Inception Year as at the end of such calendar quarter.

ARTICLE 10
RESERVES, FINANCIAL STATEMENT CREDIT

A.           Reserves.  The Reinsurer shall maintain reserves with respect to its liabilities hereunder as required by all laws and regulations applicable to the Company. Notwithstanding anything herein to the contrary, the Reinsurer shall have no obligation to post any reserve for unearned premiums.  No later than 30 days following the end of each calendar quarter during the Term and the five-year period following the end of the Term, the Company shall deliver to the Reinsurer a report as to the amount of the reserve the Reinsurer is required to establish with respect to this Treaty.  If the Reinsurer does not, within 10 calendar days of its receipt of such report, provide written notice to the Company that it disputes such amount, the Reinsurer shall be obligated to establish a reserve by the end of the calendar quarter. If the Reinsurer provides written notice that it disputes such amount within such 10 day period, the parties will work together in good faith to agree upon an appropriate reserve amount; provided that if such dispute is not resolved in 15 days it shall be submitted to arbitration. The reserve established by the Reinsurer with respect to this Treaty is referred to herein as the “Reserve Amount” for such year.

B.             Financial Statement Credit. To the extent necessary to provide statutory financial statement credit to the Company, the Reinsurer agrees that, no later than the end of each calendar quarter during the Term and the five-year period following the end of the Term, the Reinsurer shall either:

1)              Deliver to the Company a clean, irrevocable, unconditional and evergreen letter of credit, in form and substance satisfactory to the Company (including a waiver by the issuing bank of its right to delay payment under the letter of credit), in an amount equal to 102% of the Reserve Amount (or if the Reinsurer has previously delivered such a letter of credit to the Company, the Reinsurer shall deliver an amendment thereto that increases the letter of credit to an amount equal to 102% of the Reserve Amount most recently communicated by the Company). Such letter of credit shall be drawn only on those financial institutions which are (a) approved by the National Association of Insurance Commissioners as acceptable issuers of letters of credit, and (b) acceptable to the Company. Should the letter of credit be issued for less than the term of this Treaty, the Reinsurer shall cause the issuer of the letter of credit to notify the Company, not less than 30 calendar days prior to the date of expiry, of its decision to renew or its decision not to extend the letter of credit for an additional period, or

2)              establish a trust account at a bank, acceptable to the Company, and on terms that are in complete conformance with all applicable state law and with all additional requirements of governmental authorities having jurisdiction over the Company’s reserves, in an amount equal to 102% of the Reserve Amount (or, if the Reinsurer has previously established such a trust account, the Reinsurer shall deposit additional assets in the trust account so that the market value of the assets in the trust account is at least equal to 102% of the Reserve Amount as most recently communicated by the Company), or

3)              deposit with the Company an amount equal to 102% of the Reserve Amount (or, if the Reinsurer has previously deposited funds with the Company, the Reinsurer shall deposit additional funds so that the total funds deposited are at least equal to 102% of the Reserve Amount as most recently communicated by the Company).

The Reinsurer shall have complete discretion to chose which of the above-described forms of reinsurance security it shall provide. Upon the request of the Reinsurer and subject to the approval of the Company, the amounts on deposit in the Premium Trust Account may be used to (i) collateralize such letters of credit or (ii) fund such trust accounts or deposits. In the event the Reinsurer elects to deliver a letter of credit pursuant to this Treaty, such letter of credit may be drawn upon at any time, notwithstanding any other provisions in this Treaty, and shall be utilized by the Company or any successor by operation of law of the Company (including, without limitation, any liquidator, rehabilitator, receiver or conservator or the Company) only for one or more of the following purposes;

1)              to reimburse the Company for the Reinsurer’s share of disability benefits paid by the Company pursuant to the provisions of the policies ceded under this Treaty;

2)              to fund an account with the Company in an amount equal to the Reserve Amount; and

3)              to pay any other amounts the Company claims are due under this Treaty.

All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer. The Company shall credit to the Reinsurer quarterly interest on the amounts drawn from the letter of credit and held pursuant to paragraph 2 above at the lesser of the rate earned by the Company on its general account and the prime rate of interest as reported in the Federal Reserve Bulletin. The Company shall return to the Reinsurer any amounts drawn on the letter of credit in excess of the actual amounts required for paragraphs 1 and 2 above or, in the case of paragraph 3 above, any amounts that are subsequently determined not to be due.

In the event the Reinsurer elects to establish a trust account pursuant to Section B of Article 10 of this Treaty, the Reinsurer and the Company shall enter into a trust agreement which establishes a trust account for the benefit of the Company. The trustee of the trust account and the trust agreement shall comply with all applicable requirements of regulatory authorities having jurisdiction over the Company. The assets deposited in the trust account shall be valued according to their current fair market value, and shall consist only of cash (United States legal tender), certificates of deposit issued by a United States bank and payable in United States legal tender, and investments of the types specified in paragraphs (1) and (2) of subsection (a) of section 1404 of the New York Insurance Law. Prior to depositing assets with the trustee, the Reinsurer shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity. All settlements of account between the Company and the Reinsurer shall be made in cash or its equivalent.

The Reinsurer and the Company agree that the assets in the trust account established pursuant to this provision of this Treaty may be withdrawn by the Company at any time, notwithstanding any other provisions in this Treaty, and shall be utilized and applied by the Company or any successor by operation of law of the Company (including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company) without diminution because of insolvency on the part of the Company or the Reinsurer only for one or more of the following purposes:

1)              to reimburse the Company for the Reinsurer’s share of disability benefits paid by the Company pursuant to the provisions of the policies ceded under this Treaty;

2)              to fund an account with the Company in an amount equal to the Reserve Amount; and

3)              to pay any other amounts the Company claims are due under this Treaty.

The Company shall return to the trust account any amount withdrawn in excess of the actual amounts required for in paragraphs 1 and 2 above, or in the case of paragraph 3, any amounts that are subsequently determined not to be due. The Company shall credit quarterly to the Reinsurer interest on the amounts drawn from the trust account and held pursuant to paragraph 2 above at the lesser of the rate earned by the Company on its general account and the prime rate of interest as reported in the Federal Reserve Bulletin.

The Reinsurer has the right to seek approval from the Company to withdraw from the aforementioned trust account all or any part of the assets contained therein and transfer such assets to the Reinsurer, provided that:

1)              the Reinsurer shall, at the time of such withdrawal, replace the withdrawn assets with other qualified assets having a market value at least equal to the market value of the assets withdrawn so as to maintain at all times the deposit in the required amount; or

2)              after such withdrawal and transfer, the market value of the trust account is not less than 102 percent of the Reserve Amount.

The Company shall be the sole judge as to the application of this provision, but shall not unreasonably or arbitrarily withhold its approval.

In the event the Reinsurer elects to deposit funds with the Company, the Company shall credit such funds with interest at the rate earned by the Company on its general account and shall pay such interest income to the Reinsurer upon request, but in no event more frequently than once per calendar quarter. The Company and the Reinsurer agree that the deposit will be in such form and held in such manner so as to allow the Company to take financial statement credit for the reinsurance ceded hereunder and also allow, if possible, the Reinsurer to treat the deposit as an admitted asset in accordance with applicable law.

ARTICLE 11
DAC TAX

A.           Each of the Company and the Reinsurer agrees that, for each taxable year during the Term and the five-year period immediately following the Term, it will comply with the following provisions. As used below, the term “party” refers to either the Company or the Reinsurer, as appropriate. The terms used in this Article are defined by reference to Regulation Section ) 1.848-2 of the Income Tax Regulations issued in December 1992 under Section 848 of the Internal Revenue Code of 1986, as amended (the “Code”).

B.             The party with the net positive consideration for this Treaty for each taxable year will capitalize specified policy acquisition expenses with respect to this Treaty without regard to the general deductions limitation of Section 848(c)(l) of the Code.

C.             The parties shall exchange information regarding the amount of net consideration paid under this Treaty in each year to ensure consistency.  The parties also agree to exchange information which may otherwise be required by the Internal Revenue Service.

D.            The Company will submit a schedule to the Reinsurer by June 1 of each year of its calculation of net consideration for the preceding year. Such schedule will be accompanied by a statement signed by an officer of the Company stating that the Company will report such net consideration in its tax return for the preceding calendar year.  The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within 30 days of the Reinsurer’s receipt of the Company’s calculation.  If the Reinsurer does not so notify the Company, the Reinsurer will report the net consideration as determined by the Company in the Reinsurer’s tax return for the previous calendar year. If the Reinsurer contests the Company’s calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the Reinsurer submits its alternative calculation.  If the Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.  If the parties still fail to reach agreement, the determination of net consideration shall be submitted to arbitration.

ARTICLE 12
GENERAL CONDITIONS

A.           Follow the Fortunes.  Except as otherwise provided herein, (i) this reinsurance is subject to all of the terms, clauses and conditions of the Covered Policies and (ii) the Reinsurer shall follow the fortunes of the Company in all respects under the Covered Policies to the extent of the Reinsurer’s share hereunder.

B.             No Third Party Rights.  Nothing herein shall be construed to expand the liability of the Reinsurer beyond what is specifically assumed under this Treaty by creating in any third party any rights hereunder.

C.             Insolvency. In the event of the insolvency of the Company, this reinsurance shall be payable by the Reinsurer directly to the Company, or its liquidator, receiver, conservator or statutory successor, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that within a reasonable time the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company. During the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

D.            Access to Records. Each party hereto may at any time during normal office hours inspect and take copies of such of the other party’s records and documents that relate to any matter arising under this Treaty. It is agreed that each party’s right of inspection shall continue as long as either party has a claim against the other arising out of this Treaty.

E.              Offset. The Reinsurer or the Company may offset any balance due from one party to the other under this Treaty.

F.              Premium Taxes. The Company shall be liable for the payment of all premium taxes on the Covered Policies.

G.             Errors and Omissions. Any inadvertent delay, omission or error shall not be held to relieve any party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified as soon as possible after discovery.

H.            Governing Law. This Treaty is governed by and is to be construed according to the laws of the State of New York, without giving effect to choice of law provisions.

I.                 Arbitration. Any dispute, controversy or claim arising out of or relating to this Treaty shall be submitted to arbitration to be conducted in New York City, pursuant to the following procedures and the then-current Commercial Rules of the American Arbitration Association (to the extent such rules are not inconsistent with the following procedures). There must be three arbitrators who will be active or retired disinterested officials of insurance or reinsurance companies or persons with not less than ten years experience of insurance or reinsurance as lawyers or professional advisors serving the insurance or reinsurance industry; provided that no arbitrator may be a present or former officer, director, employee, attorney or consultant of either party or its affiliates. The Company and the Reinsurer will each appoint one of the arbitrators and these two arbitrators will select the third. In the event that either party is unable to chose an arbitrator within 30 days of the demand for arbitration, the other party may choose two arbitrators who shall in turn choose the third arbitrator before entering arbitration. If the two arbitrators are unable to agree on the selection of a third arbitrator within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots. Each of the parties shall bear the expenses of its own arbitrator and shall jointly and equally bear, with the other party, the expenses of the third arbitrator. The remaining expenses of the arbitration, if any, shall be allocated by the arbitrators. The award of the arbitrators will be final, and judgment may be entered upon it in any court having jurisdiction.

J.                Additional Information. In the event that state law or regulation relating to this Treaty shall require either party to obtain information in writing from the other party in order to credit reserves or unallocated liability for purposes of any quarterly or annual statement, the other shall provide such information within 30 days of the end of the period for which that information is required, or 30 days from the date of the request, whichever is later.

K.            Penalty Interest. An amounts due hereunder and unpaid shall bear interest from and including the date that is 30 days after the due date to but excluding the date of payment at a monthly rate equal to 1.5%.

L.              Notice. As used in this Treaty, notice shall mean any and all notices, requests, demands or other communications required or permitted to be given hereunder. All notices shall be in writing and shall be (i) delivered personally, (ii) sent by certified, registered or express mail, postage prepaid, (iii) sent by an overnight delivery service, or (iv) sent by confirmed facsimile transmission, addressed to the parties at the addresses set forth below. Any such notice shall be deemed given (i) in the case of personal delivery, when so delivered personally, (ii) in the case of certified, registered or express mail, three days after the date of deposit in the United States mail, (iii) if sent by overnight delivery service, one day after delivery of such notice to such service, and (iv) if sent by confirmed facsimile transmission, at the time of transmission.

KRE Reinsurance Ltd.
Victoria Hall
PO Box HM 1826
Hamilton, Bermuda HM HX
Facsimile:  441-292-1563
Attention: Corporate Secretary

with a copy to:

Capital Re Solutions Incorporated
1325 Avenue of the Americas
New York, New York 10019
Telephone: 212-974-0100
Facsimile:  212-581-3268
Attention: Corporate Secretary

The Guardian Life Insurance Company of America
7 Hanover Square

New York, New York 10004
Telephone: 212-598-8386
Facsimile: 212-919-2944
Attention: Corporate Secretary

with a copy to:

The Guardian Life Insurance Company of America
7 Hanover Square
New York, New York 10004
Telephone: 212-598-8295
Facsimile: 212-919-2816
Attention: Vice President, Disability

The Company and the Reinsurer shall provide each other with wiring instructions for monies to be transferred under this Treaty promptly after execution of this Treaty and at the time of any change in such instructions.

M.         Assignment. This Treaty may not be assigned by either party without the prior written consent of the other party.

N.            Amendments. This Treaty may not be modified or amended except by mutual written consent of the parties.

O.            Waivers. The terms of this Treaty may be waived only with the written consent of the party waiving compliance. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

P.              Entire Treaty; Rights and Remedies. This Treaty constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior written and oral statements with respect hereto. The rights and remedies provided herein are cumulative and are not exclusive or any rights or remedies that any party may have at law or in equity.

Q.            Headings. The headings used herein are intended solely for convenience of reference and shall not effect the meaning, interpretation, construction or effect of this Treaty.

R.             Counterparts. This Treaty may be executed in any number or counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

S.              Severability In the event that any of the provisions contained herein shall be declared invalid or unenforceable, such declaration or adjudication shall in no manner affect or impair the validity or enforceability of the other and remaining provisions, which shall remain in full force and effect as though the invalid or unenforceable provisions or clauses had not been herein included or made apart of this Treaty.

IN WITNESS WHEREOF, this Treaty has been signed by a duly authorized officer of each of the parties as of the date first above written.

KRE REINSURANCE LTD.

By:	/s/ Rebecca L. Carne
	Name:	REBECCA L. CARNE
	Title:	Asst. Sec.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ John M. Sawyer
	Name:	John M. Sawyer
	Title:	Vice President
Individual Disability Insurance

Appendix A

Issue Limits for Covered Policies

Personal Disability Income Policies:	$15,000/month
Overhead Expense Disability Income Policies:	$30,000/month
Disability Buy-Out Policies:	$66,667/month
Disability Buy-Out Policies with Lump Sum Settlement:	$625,000 aggregate
Business Reducing Term Policies:	$10,000/month

Appendix B

[Form of Premium Trust Agreement]